Exhibit 4.10

Execution Copy

CASEY’S GENERAL STORES, INC.

$150,000,000

3.67% Senior Notes, Series A

due June 15, 2028

$50,000,000

3.75% Senior Notes, Series B

due December 18, 2028

NOTE PURCHASE AGREEMENT

Dated as of June 17, 2013

Series A PPN: 147528 E#6

Series B PPN: 147528 F*9

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	6.1.	Purchase for Investment	12
	6.2.	Source of Funds	12

7.	INFORMATION AS TO COMPANY		14

	7.1.	Financial and Business Information	14
	7.2.	Officer’s Certificate	16
	7.3.	Visitation	17

8.	PREPAYMENT OF THE NOTES		17

	8.1.	Required Prepayments; Maturity	17
	8.2.	Optional Prepayments with Make-Whole Amount	18
	8.3.	Allocation of Partial Prepayments	18
	8.4.	Maturity; Surrender, Etc.	19
	8.5.	Purchase of Notes	19
	8.6.	Make-Whole Amount	19
	8.7.	Change of Control	21
	8.8.	Offer to Prepay Notes upon Certain Sales of Assets	23

9.	AFFIRMATIVE COVENANTS		24

	9.1.	Compliance with Law	24
	9.2.	Insurance	24
	9.3.	Maintenance of Properties	24
	9.4.	Payment of Taxes and Claims	25
	9.5.	Corporate Existence, Etc.	25
	9.6.	Books and Records	25
	9.7.	Subsequent Guarantors	25
	9.8.	Covenant to Secure Notes Equally	26

10.	NEGATIVE COVENANTS		26

	10.1.	Financial Covenants	26
	10.2.	Priority Debt	27
	10.3.	Indebtedness of Subsidiaries	27
	10.4.	Limitations on Liens	27
	10.5.	Merger, Consolidation, Etc.	29
	10.6.	Sale of Assets	30
	10.7.	Terrorism Sanctions Regulations	31
	10.8.	Nature of Business	31
	10.9.	Transactions with Affiliates	31

11.	EVENTS OF DEFAULT		31

12.	REMEDIES ON DEFAULT, ETC.		34

	12.1.	Acceleration	34
	12.2.	Other Remedies	34
	12.3.	Rescission	35

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	12.4.	No Waivers or Election of Remedies, Expenses, Etc.	35

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		35

	13.1.	Registration of Notes	35
	13.2.	Transfer and Exchange of Notes	36
	13.3.	Replacement of Notes	36

14.	PAYMENTS ON NOTES		36

	14.1.	Place of Payment	36
	14.2.	Home Office Payment	37

15.	EXPENSES, ETC.		37

	15.1.	Transaction Expenses	37
	15.2.	Survival	38

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		38

17.	AMENDMENT AND WAIVER		38

	17.1.	Requirements	38
	17.2.	Solicitation of Holders of Notes	38
	17.3.	Binding Effect, Etc.	39
	17.4.	Notes held by Company, Etc.	39

18.	NOTICES		40

19.	REPRODUCTION OF DOCUMENTS		40

20.	CONFIDENTIAL INFORMATION		40

21.	SUBSTITUTION OF PURCHASER		41

22.	MISCELLANEOUS		42

	22.1.	Successors and Assigns	42
	22.2.	Payments Due on Non-Business Days	42
	22.3.	Accounting Terms	42
	22.4.	Severability	42
	22.5.	Construction, Etc.	43
	22.6.	Counterparts	43
	22.7.	Governing Law	43
	22.8.	Jurisdiction	43

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CASEY’S GENERAL STORES, INC.

One Convenience Boulevard

Ankeny, Iowa 50021

(515) 965-6100

Fax: (515) 965-6160

$150,000,000 3.67% Senior Notes, Series A, due June 15, 2028

$50,000,000 3.75% Senior Notes due December 18, 2028

Dated as of June 17, 2013

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

CASEY’S GENERAL STORES, INC., an Iowa corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1. AUTHORIZATION OF NOTES.

The Company has authorized the issue and sale of (i) $150,000,000 aggregate principal amount of its 3.67% Senior Notes, Series A, due June 15, 2028 (as amended, supplemented, restated or otherwise modified from time to time, including any such notes issued in substitution therefor pursuant to Section 13 of this Agreement, the “Series A Notes”) and (ii) $50,000,000 aggregate principal amount of its 3.75% Senior Notes, Series B, due December 18, 2028 (as amended, supplemented, restated or otherwise modified from time to time, including any such notes issued in substitution therefor pursuant to Section 13 of this Agreement, the “Series B Notes” and, together with the Series A Notes, the “Notes”). The Series A Notes will be substantially in the form of Exhibit 1(a) and the Series B Notes will be substantially in the form of Exhibit 1(b), in each case with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amounts and series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3. CLOSINGS.

The sale and purchase of the Series A Notes to be purchased by each Purchaser purchasing Series A Notes shall occur at the offices of Schiff Hardin LLP, 233 South Wacker Drive, Suite 6600, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing on June 17, 2013 (the “First Closing”) and the sale and purchase of the Series B Notes to be purchased by each Purchaser purchasing Series B Notes shall occur at such offices at 9:00 a.m., Chicago time, at a closing on December 17, 2013 (the “Second Closing” and, together with the First Closing, the “Closings”). At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser at such Closing in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9870527502 at UMB Bank, n.a., Kansas City, Missouri, ABA No. 101000695. If at either Closing the Company shall fail to tender the Notes to be purchased at such Closing to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1. Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

4.2. Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes to be sold at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4. Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Ahlers & Cooney, P.C., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5. Purchase Permitted By Applicable Law, Etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. Sale of Other Notes.

Contemporaneously with such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.

4.7. Payment of Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company on or prior to the date of such Closing.

4.8. Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes to be purchased at such Closing by Schiff Hardin LLP.

4.9. Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10. Solvency Certificate.

Such Purchaser shall have received a certificate executed by the chief financial officer of the Company, in form and substance satisfactory to such Purchaser, to the effect that on and as of the date of such Closing, after consummation of the transactions contemplated by this Agreement, including the issuance of the Notes and the use of the proceeds thereof, the Company will be Solvent.

4.11. Funding Instructions.

At least one Business Day prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes to be purchased at such Closing is to be deposited.

4.12. Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1. Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. Authorization, Etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure.

This Agreement, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, the financial statements listed in Schedule 5.5 (this Agreement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the date of the First Closing being referred to, collectively, as the, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since April 30, 2012, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

5.5. Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Other than pursuant to this Agreement and the Notes, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6. Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(c) Except as may be set forth on Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, directly or indirectly threatened against or directly or indirectly affecting the execution and delivery of this Agreement, the purchase of the Notes or the use of proceeds thereof in accordance with Section 5.14, the performance of this Agreement or the Notes. No injunction or restraining order has been issued enjoining the execution and delivery of this Agreement, the purchase of the Notes or the use of proceeds thereof in accordance with Section 5.14, the performance of this Agreement or the Notes.

5.9. Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended April 30, 2009.

5.10. Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11. Licenses, Permits, Etc.

The Company and its Subsidiaries own, possess or have the right to use all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13. Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14. Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15. Existing Indebtedness.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2013 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date, except as set forth on Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Program, Sanctions or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17. Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Schedule 5.18 contains a list of the products offered for sale by the Company and its Subsidiaries that may constitute Hazardous Materials.

(a) Neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(c) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.19. Solvency.

On the date of Closing, after giving effect to the consummation of the transactions contemplated by this Agreement, including the issuance of the Notes, and the use of the proceeds thereof, the Company will be Solvent.

6. REPRESENTATIONS OF THE PURCHASER.

6.1. Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes

6.2. Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d), or, with respect to LEO 2013-1 LLC only, based upon information solicited from any employee benefit plans whose assets in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, which the QPAM has no reason to believe is inaccurate, to the best knowledge of the QPAM, the conditions of Part I(a) of the QPAM exemption are satisfied; or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

7.1. Financial and Business Information

The Company will deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided further that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely filed such Form 10-Q with the SEC on “EDGAR” (or any successor thereto) and such Form 10-Q is available on the SEC’s website and on the Company’s home page on the worldwide web (at the date of this Agreement located at: http//www.caseys.com), or posted on the Company’s behalf on IntraLinks or another relevant website, if any, to which each such holder has access, and shall have given such holder prior notice of such availability on EDGAR and on its home page, IntraLinks or other relevant website in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to public securities holders generally, (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided that in each case the Company shall be deemed to have made such delivery if it shall have made Electronic Delivery thereof;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes.

7.2. Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate, substantially concurrent electronic delivery (e-mail) of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES

8.1. Required Prepayments; Maturity.

(a) Required Prepayments of the Series A Notes. On (i) June 17, 2022, the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, and (ii) on June 17, 2023 and on each June 17 thereafter to and including June 17, 2027, the Company will prepay $24,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, in the case of each such prepayment at par and without payment of the Make-Whole Amount or any premium, provided that upon any prepayment or purchase of the Series A Notes pursuant to Section 8.5, 8.7 or 8.8, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase. As provided therein, the entire unpaid principal balance of each Series A Note shall be due and payable on the Maturity Date of the Series A Notes.

(b) Required Prepayments of the Series B Notes. On (i) December 17, 2022, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, and (ii) on December 17, 2023 and on each December 17 thereafter to and including December 17, 2027, the Company will prepay $8,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, in the case of each such prepayment at par and without payment of the Make-Whole Amount or any premium, provided that upon any prepayment or purchase of the Series B Notes pursuant to Section 8.5, 8.7 or Section 8.8, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. As provided therein, the entire unpaid principal balance of each Series B Note shall be due and payable on the Maturity Date of the Series B Notes.

8.2. Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of either series pursuant to Section 8.1, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.7 or Section 8.8 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

8.4. Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of either series except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of such series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 25% of the principal amount of the Notes of such series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, 8.7 or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on the Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 8.8 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7. Change of Control.

(a) Notice of Change in Control; Conditions to Company Action.

(i) Unless the Company has exercised its right to prepay all of the Notes pursuant to Section 8.2 and the date fixed for such prepayment is on or before the last permissible Proposed Prepayment Date (as defined below) for a prepayment pursuant to an offer under this Section 8.7(a)(i), the Company will, within 5 Business Days after a Responsible Officer has knowledge of the occurrence of a Change in Control, give written notice of such Change in Control to each holder of Notes, unless notice in respect of such Change in Control shall have been given pursuant to subparagraph (ii) of this Section 8.7(a). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.7(b).

(ii) The Company will not take any action that consummates or finalizes a Change in Control unless at least ten (10) Business Days prior to such action the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay such Notes as described in Section 8.7(b), accompanied by the certificate described in Section 8.7(f), and subject to the provisions of clause (c) of this Section 8.7, substantially contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(b) Offer to Prepay Notes. The offer to prepay the Notes contemplated by paragraph (a)(i) and (ii) of this Section 8.7 shall be an offer to prepay by the Company, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which shall be (i) if the Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a)(i), not less than 20 Business Days and not more than 40 Business Days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th Business Day after the date of such offer) and (ii) if the Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a)(ii), the effective date of the Change in Control.

(c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five (5) Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.7(e).

(e) Deferral Pending Change in Control. The obligation of the Company to prepay the Notes pursuant to the offers required by Section 8.7(a)(ii) and accepted in accordance with subparagraph (c) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on or by the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(f) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of Section 8.7(a) have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(g) Certain Definitions. “Change in Control” shall mean the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act ,except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 35% or more of the voting power of the total outstanding voting stock of the Company;

(ii) on any date individuals who at the beginning of the period commencing two years prior to such date constituted the Board of Directors of the Company (together with any new directors whose election to the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, unless the Incumbent Directors constitute a majority of the Board of Directors of a Surviving Person or Ultimate Parent, as applicable;

(iii) the Company consolidates with or merges with or into another Person or another Person merges with or into the Company, or all or substantially all the assets of the Company and the Subsidiaries, taken as a whole, are transferred to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person (the “Surviving Person”) that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the Surviving Person or of the Person of which such Surviving Person is a direct or indirect Wholly Owned Subsidiary (the “Ultimate Parent”); or

(iv) the Company liquidates or dissolves or the stockholders of the Company adopt a plan of liquidation or dissolution.

8.8. Offer to Prepay Notes upon Certain Sales of Assets.

(a) Notice of Prepayment of other Indebtedness. At least 10 Business Days prior to application by the Company or any Subsidiary of any net proceeds from any Asset Disposition to be excluded from the limitation and computation contained in Section 10.6(c) pursuant to clause (A)(z) of Section 10.6 to the payment or prepayment of any outstanding Indebtedness of the Company and its Subsidiaries (other than the Notes), the Company shall give written notice thereof to each holder of the Notes. Such notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.8(b) and shall be accompanied by the certificate described in Section 8.8(e).

(b) Offer to Prepay. The offer to prepay Notes contemplated by Section 8.8(a) by the Company or any of its Subsidiaries shall be an offer to prepay, in accordance with and subject to this Section 8.8, the Notes held by the holders thereof (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Offer Prepayment Date”) which date shall be not less than 20 Business Days and not more than 40 Business Days after the date of such offer (if the Offer Prepayment Date shall not be specified in such offer, the Offer Prepayment Date shall be the 20th Business Day after the date of such offer), in an aggregate amount equal to the amount that bears the same proportion to the outstanding principal amount of the Notes as the aggregate amount of all such net proceeds to be applied to the payment or prepayment of Indebtedness (including the Notes) bears to the aggregate outstanding principal amount of all such Indebtedness.

(c) Acceptance; Rejection A holder of Notes may accept an offer to prepay made to such holder pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company prior to the Offer Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay shall be deemed to constitute an acceptance of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be in the amount set forth in Section 8.8(b), together with interest on such Notes accrued to the date of prepayment and the Make-Whole Amount, if any, with respect thereto. The prepayment pursuant to an offer to prepay any Notes shall be made on the Offer Prepayment Date for such offer.

(e) Officer’s Certificate. Each offer to prepay Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the Offer Prepayment Date for such offer, (ii) that such offer is made pursuant to Section 8.8, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Offer Prepayment Date for such offer, (v) whether or not the conditions of this Section 8.8 have been fulfilled by the Company, and (vi) in reasonable detail, the nature and date of Asset Disposition giving rise to such offer and the net proceeds received in connection therewith.

9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with Law.

Without limiting Section 10.7, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

9.2. Insurance.

The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims.

The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate Existence, Etc.

Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6. Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7. Subsequent Guarantors.

If any Subsidiary of the Company that is not then party to a Guaranty Agreement (as defined below) at any time Guaranties, or becomes a co-borrower or co-obligor of any Indebtedness of the Company under any Primary Credit Facility, the Company shall cause such Subsidiary at such time to execute and deliver to the holders of the Notes an agreement (a “Guaranty Agreement”), in the form attached hereto as Exhibit 9.7, under which such Subsidiary shall Guaranty the Company’s obligations under this Agreement and the Notes, accompanied by a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying such Subsidiary’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Subsidiary authorizing the execution and delivery of such Guaranty Agreement and incumbency and specimen signatures of the officers of such Subsidiary executing such documents and otherwise in form and substance substantially similar to the certificate delivered with respect to the Company pursuant to Section 4.3(b) on the date of Closing and an opinion of counsel in form and substance substantially similar to the opinion delivered with respect to the Company pursuant to Section 4.4(a) on the date of Closing.

The Guaranty and Guaranty Agreement of any Subsidiary Guarantor shall be automatically and unconditionally released and discharged if such Subsidiary Guarantor shall have been released from its obligations as a guarantor, co-borrower and/or co-obligor under each Principal Credit Facility giving rise to an obligation to Guaranty this Agreement and the Notes, provided that (i) no Default or Event of Default exists at the time of such release or would result therefrom and (ii) such Guaranty and Guaranty Agreement shall not be released and discharged if the Company or any Subsidiary or Affiliate, directly or indirectly, pays or causes to be paid any consideration or remuneration, or gives any other concession, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any obligation or other liability of such Subsidiary Guarantor as borrower, obligor, or guarantor under or in respect of all or any portion of any Primary Credit Facility, unless such consideration, remuneration or concession is concurrently paid or given, on the same terms, ratably to the holders of the Notes. Any release pursuant to the preceding sentence shall not become effective unless the Company also shall have delivered to the holders of the Notes an Officer’s Certificate certifying as to the satisfaction of each of the conditions of such release as set forth in the preceding sentence.

9.8. Covenant to Secure Notes Equally.

The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.4.

10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1. Financial Covenants.

(a) Consolidated Total Debt. The Company will not permit the ratio of Consolidated Total Debt (as of any date) to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters) to be greater than 3.50 to 1.00 at any time.

(b) Fixed Charge Coverage. The Company will not permit, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITR to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense (in each case for the Company’s then most recently completed four fiscal quarters) to be less than 2.00 to 1.00.

(c) Consolidated Net Worth. Commencing with the fiscal quarter commencing May 1, 2013, the Company will not permit, as of the end of any fiscal quarter, its Consolidated Net Worth to be less than (i) $25,000,000 plus (ii) the sum of 25% of Consolidated Net Income, if positive, for each completed fiscal quarter (measured separately) commencing with the first fiscal quarter ending after November 1, 2010.

10.2. Priority Debt.

The Company will not permit Priority Debt to exceed 20% of Consolidated Net Worth (as of the end of the Company’s then most recently completed fiscal quarter) at any time.

10.3. Indebtedness of Subsidiaries.

The Company will not at any time permit any Subsidiary, directly or indirectly, to create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable for, any Indebtedness other than:

(a) Indebtedness outstanding as of the date of this Agreement that is described on Schedule 10.3 and any extension, renewal, refunding or refinancing thereof, provided that the principal amount outstanding at the time of such extension, renewal, refunding or refinancing is not increased;

(b) Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(c) Indebtedness of a Subsidiary outstanding at the time of its acquisition by the Company, provided that (i) such Indebtedness was not incurred in contemplation of becoming a Subsidiary, (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists or would exist, and (iii) such Indebtedness may not be extended, renewed, refunded or refinanced except as otherwise permitted herein;

(d) Indebtedness of a Subsidiary under a Primary Credit Facility so long as such Subsidiary is a Subsidiary Guarantor party to an effective Guaranty Agreement;

(e) Indebtedness not otherwise permitted by the preceding clauses (a) through (d), provided that immediately before and after giving effect thereto and to the application of the proceeds thereof,

(i) no Default or Event of Default exists, and

(ii) Priority Debt does not exceed 20% of Consolidated Net Worth (as of the end of the Company’s then most recently completed fiscal quarter).

10.4. Limitations on Liens.

The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

(a) Liens existing as of the date of this Agreement that are listed on Schedule 10.4;

(b) Liens (i) incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens), which Liens do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses, and (ii) to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(d) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of this Agreement; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value (determined in good faith by the board of directors of the Company);

(e) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(g) the extension, renewal or replacement of any Lien permitted by Sections 10.4(a) and (d), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, and (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien;

(h) Liens securing Indebtedness of a Subsidiary to the Company or another Wholly Owned Subsidiary; and

(i) in addition to the Liens permitted by paragraphs (a) through (h) of this Section 10.4, Liens securing Indebtedness of the Company or a Subsidiary that is not otherwise permitted to be outstanding pursuant to paragraphs (a) through (h), provided that (A) Priority Debt does not at any time exceed 20% of Consolidated Net Worth, and (B) no Lien permitted under this clause (i) shall secure any Indebtedness outstanding under any Primary Credit Facility unless (1) the Company or such Subsidiary has made or will make effective provision whereby the Company’s obligations under this Agreement and the Notes or the applicable Subsidiary Guarantee will be secured by an equal and ratable Lien pursuant to documents, including an intercreditor agreement, in form and substance satisfactory to the Required Holders, and (2) if the Lien is granted by a Subsidiary, such Subsidiary is a Subsidiary Guarantor party to an effective Guaranty Agreement.

10.5. Merger, Consolidation, Etc.

The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

(a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company (y) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (z) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(ii) immediately after giving effect to such transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur $1.00 of additional Indebtedness; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

(b) Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Wholly Owned Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Wholly Owned Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.6 or, as a result of which, such Person becomes a Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default;

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6. Sale of Assets.

Except as permitted by Section 10.5 hereof, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged or is otherwise in the best interest of the Company or such Subsidiary;

(b) immediately before and after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) immediately after giving effect to the Asset Disposition, the aggregate net book value of all Asset Dispositions (i) in any fiscal year would not exceed 15% of Consolidated Total Assets as of the end of the then most recently completed full fiscal year of the Company and (ii) after August 9, 2010 would not exceed 50% of Consolidated Total Assets as of the end of the fiscal year ended April 30, 2010.

Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, make an Asset Disposition and the assets subject to such Asset Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that (A) the net proceeds from such Asset Disposition are within 365 days of such Asset Disposition (x) reinvested or committed pursuant to a written agreement to be reinvested in productive assets of a similar nature of at least equivalent value by the Company or a Subsidiary, (y) applied to the payment or prepayment of any outstanding Indebtedness permitted hereunder of the Company or its Subsidiaries which is secured by a Lien permitted hereunder on the assets subject to such Asset Disposition or (z) applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Company and its Subsidiaries that is not subordinated to the Notes (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate), provided that (i) if any such Indebtedness permits reborrowing by the Company or such Subsidiary, the commitment to relend is permanently reduced by the amount of such payment, and (ii) if any such proceeds are to be applied to the payment or prepayment of any such other Indebtedness, the Company shall have offered to prepay the Notes on a pro rata basis in accordance with Section 8.8, and (B) after giving effect to such Asset Disposition no Default or Event of Default would exist. Any prepayment of Notes pursuant to this Section 10.6 shall be in accordance with Section 8.2 or, if applicable, Section 8.8.

10.7. Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

10.8. Nature of Business.

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged, would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement.

10.9. Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal of, or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 8.7, Section 8.8 or Sections 10.1 through 10.9; or

(d) (i) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Company receiving written notice of such default from any holder of a Note, or (ii) any Guarantor fails to perform or observe any agreement contained in the Guaranty Agreement to which it is a party and such failure shall not be remedied within 30 days after the earlier of (x) a Responsible Officer obtaining actual knowledge thereof and (y) the Company receiving written notice of such failure from any holder of a Note); or

(e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, any Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or by any Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)  (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $35,000,000 beyond any period of grace provided with respect thereto, (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $35,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $35,000,000, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness (excluding a right to require the repayment or purchase of Indebtedness arising solely from an event with respect to which the holders have received, or will receive, an offer to prepay the Notes pursuant to Section 8.7, where the terms of such other Indebtedness expressly provide that the Company or such Significant Subsidiary are not obligated to purchase or prepay any portion of such Indebtedness as a result of such event or condition until after the Company has complied with its obligation as a result of such event or condition to offer to purchase the Notes pursuant to Section 8.7 and consummated the prepayment of each Note for which such offer has been accepted); or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it or, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)  (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(k) any Guaranty Agreement shall cease to be in full force and effect, or the Company or any Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any Guaranty Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or Exhibit 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of either series, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3. Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1. Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15. EXPENSES, ETC.

15.1. Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

15.2. Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3. Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with a separate copy being sent to the attention of the Corporate Counsel, or at such other address or to such other officers as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closings (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a

“Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1. Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3. Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with GAAP, for purposes of determining compliance with the covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness (other than of the type described in clause (f) of the definition thereof) using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

22.4. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5. Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7. Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8. Jurisdiction.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

*  *  *  *  *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very Truly Yours,

CASEXS GENERAL STORES, INC.

By:	/s/ Robert J. Myers
Name: Robert J. Myers
Title: President and Chief Executive Officer

Attest

By:	/s/ Brian J. Johnson
Name: Brian J. Johnson
Title: Vice President – Finance and
Corporate Secretary

Note Purchase Agreement

The foregoing is agreed to as of the date hereof:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:
Vice President

FARMERS INSURANCE EXCHANGE MID CENTURY INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

Note Purchase Agreement

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ James Belletire
Name: James Belletire
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY
OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI30C)

By:	New York Life Investment Management LLC, its Investment Manager

By:	/s/ James Belletire
Name: James Belletire
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: New York Life Investment Management LLC, Its Investment Manager

By:	/s/ James Belletire
Name: James Belletire
Title: Managing Director

Note Purchase Agreement

ING LIFE INSURANCE AND ANNUITY COMPANY ING USA ANNUITY AND LIFE INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK SECURITY LIFE OF DENVER INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY

By: ING Investment Management LLC, as Agent

By:	/s/ Fitz Wickham
Name:	Fitz Wickham
Title:	Vice President

LEO 2013-1 LLC

BY: ING Investment Management Co. LLC, as Agent

By:	/s/ Fitz Wickham
Name:	Fitz Wickham
Title:	Vice President

1

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY by Metropolitan Life Insurance Company, its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY by Metropolitan Life Insurance Company, its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY by Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ C. Scott Inglis
Name: C. Scott Inglis
Title: Managing Director

MetLife Alico Life Insurance K.K. by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ C. Scott Inglis
Name: C. Scott Inglis
Title-. Managing Director

UNION FIDELITY LIFE INSURANCE COMPANY by MetLife Investment Management, LLC, Its Investment Adviser

By:	/s/ C. Scott Inglis
Name: C. Scott Inglis
Title: Managing Director

Note Purchase Agreement

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	Series A: $9,750,000.00	Series A: $8,750,000.00 $1,000,000.00

		Series B: $6,750,000.00	Series B: $6,750,000.00
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: The Prudential - Privest Portfolio Account No.: P86189 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $8,750,000.00)

Account Name: Prudential GM Buyout Private Custody

Account No.: P30819 (please do not include spaces)

(in the case of payments on account of the Note

originally issued in the principal amount of $1,000,000.00)

Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $6,750,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 17 June 2028, Security No. INV11260, PPN 147528 E#6” or “3.75% Series B Senior Notes due 17 December 2028, Security No. INV11260, PPN 147528 F*9 “, as applicable, and the due date and application (as among principal, interest or Make-Whole Amount) of the payment being made.

SCHEDULE A - 1

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Christina Miller Telephone: (312) 540-4207

(6)	Tax Identification No.: 22-1211670

SCHEDULE A - 2

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	THE GIBRALTAR LIFE INSURANCE CO., LTD.	Series A: $17,750,000.00	Series A: $17,750,000.00
		Series B: $5,750,000.00	Series B: $5,750,000.00
(1)	All principal, interest or Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: GIBPRVJAFS1 Account No.: P86246 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $17,750,000.00)

Account Name: GIBPRVHFR1 Account No.: P30782 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $5,750,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 17 June 2028, Security No. INV11260, PPN 147528 E#6” or “3.75% Series B Senior Notes due 17 December 2028, Security No. INV11260, PPN 147528 F*9 “, as applicable, and the due date and application (as among principal, interest or Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

SCHEDULE A - 3

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 17 June 2028, Security No. INV11260, PPN 147528 E#6” or “3.75% Series B Senior Notes due 17 December 2028, Security No. INV11260, PPN 147528 F*9 “, as applicable, and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd. 2-13-10, Nagata-cho Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680 Facsimile: 81-3-5501-6432 E-mail: mizuho.matsumoto@gib-life.co.jp

Attention: Mizuho Matsumoto, Team Leader of Investment Administration Team

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Managing Director, Corporate Finance

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

SCHEDULE A - 4

Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601

Attention: Christina Miller Telephone: (312) 540-4207

(6)	Tax Identification No.: 98-0408643

SCHEDULE A - 5

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	FARMERS INSURANCE EXCHANGE	Series A: $7,000,000.00	Series A: $7,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA: 021000021 Beneficiary Account No: 9009000200 Beneficiary Account Name: JPMorgan Income Ultimate Beneficiary: P13939 Farmers Insurance Exchange

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 17 June 2028, PPN 147528 E#6” and the due date and application (as among principal, interest or Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010

Attention: Treasury

Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue
Suite 5600 Chicago, IL 60601

SCHEDULE A - 6

Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery

service to:

Mailing Address (for overnight mail) JPMorgan Chase Bank, N.A. Physical Receive Department 4 Chase Metrotech Center 3rd Floor Brooklyn, NY 11245-0001 Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up) JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, NY 11245-0001 Attention: Physical Receive Department

(Use Willoughby Street Entrance)

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 2, 10th Floor 100 Mulberry Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(5)	Tax Identification No.: 95-2575893

SCHEDULE A - 7

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	MID CENTURY INSURANCE COMPANY	Series A: $3,000,000.00	Series A: $3,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA: 021000021 Beneficiary Account No: 9009000200 Beneficiary Account Name: JPMorgan Income Ultimate Beneficiary: G23628 Mid Century Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to “3.67% Series A Senior Notes due 17 June 2028, PPN 147528 E#6” and the due date and application (as among principal, interest or Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010

Attention: Treasury

Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue
Suite 5600 Chicago, IL 60601

SCHEDULE A - 8

Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery

service to:

Mailing Address (for overnight mail) JPMorgan Chase Bank, N.A. Physical Receive Department 4 Chase Metrotech Center 3rd Floor Brooklyn, NY 11245-0001 Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up) JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, NY 11245-0001 Attention: Physical Receive Department

(Use Willoughby Street Entrance)

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 2, 10th Floor 100 Mulberry Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(5)	Tax Identification No.: 95-6016640

SCHEDULE A - 9

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION	Series A: $1,250,000.00	Series A: $1,250,000.00

INSURANCE SEPARATE ACCOUNT (BOLI 30C) (Tax I.D. No. 13-3044743)	Series B: $250,000.00	Series B: $250,000.00

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank New York, New York ABA No. 021-000-021 Credit: NYLIAC SEPARATE BOLI 30C General Account No. 304-6-23970

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention: Securities Operation Private Group 2nd Floor Fax #: 908-840-3385

SCHEDULE A - 10

with a copy sent electronically to:

FIIGLibrary@nylim.com TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention: Fixed Income Investor Group Private Finance 2nd Floor Fax #: (212) 447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1016 Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

SCHEDULE A - 11

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
NEW YORK LIFE INSURANCE COMPANY (Tax I.D. No. 13-5582869)	Series A: $12,000,000.00	Series A: $12,000,000.00
	Series B: $3,750,000.00	Series B: $3,750,000.00
(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank New York, New York 10019 ABA No. 021-000-021 Credit: New York Life Insurance Company General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603

Attention: Securities Operations Private Group 2nd Floor Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

SCHEDULE A - 12

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by email to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications: New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010

Attention: Fixed Income Investors Group Private Finance 2nd Floor Fax #: (212) 447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1016 Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance Company

SCHEDULE A - 13

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (Tax I.D. No. 13-3044743)	Series A: $24,250,000.00	Series A: $24,250,000.00
	Series B: $8,500,000.00	Series B: $8,500,000.00
(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank New York, New York ABA No. 021-000-021 Credit: New York Life Insurance and Annuity Corporation General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603

Attention: Securities Operation Private Group 2nd Floor Fax #: 908-840-3385

with a copy sent electronically to:

SCHEDULE A - 14

FIIGLibrary@nylim.com TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by email to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603

Attention: Fixed Income Investors Group Private Finance 2nd Floor Fax #: (212) 447-4122

with a copy sent electronically to:

FIIGLibrary@nylim.com TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1016 Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

SCHEDULE A - 15

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
ING USA ANNUITY AND LIFE INSURANCE COMPANY	Series A: $9,300,000.00	Series A: $9,300,000.00

	Series B: $2,800,000.00	Series B: $2,800,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 16

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 41-0991508

SCHEDULE A - 17

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
ING USA ANNUITY AND LIFE INSURANCE COMPANY	Series A: $500,000.00	Series A: $500,000.00

	Series B: $300,000.00	Series B: $300,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA SA/Acct. 136374 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 18

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 41-0991508

SCHEDULE A - 19

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
ING LIFE INSURANCE AND ANNUITY COMPANY	Series A: $11,300,000.00	Series A: $11,300,000.00

	Series B: $3,400,000.00	Series B: $3,400,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 20

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 71-0294708

SCHEDULE A - 21

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK	Series A: $600,000.00	Series A: $600,000.00

	Series B: $300,000.00	Series B: $300,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLNY/Acct. 187038 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 22

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 53-0242530

SCHEDULE A - 23

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
SECURITY LIFE OF DENVER INSURANCE COMPANY	Series A: $3,700,000.00	Series A: $3,700,000.00

	Series B: $1,000,00.000	Series B: $1,000,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: SLD/Acct. 178157 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 24

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 84-0499703

SCHEDULE A - 25

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
RELIASTAR LIFE INSURANCE COMPANY	Series A: $7,000,000.00	Series A: $7,000,000.00

	Series B: $2,100,000.00	Series B: $2,100,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

SCHEDULE A - 26

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 41-0451140

SCHEDULE A - 27

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
ING USA ANNUITY AND LIFE INSURANCE COMPANY	Series A: $2,100,000.00	Series A: $2,100,000.00

	Series B: $600,000.00	Series B: $600,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

Account: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments) or IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA - SLDI/Acct. 179369 Reference: 147528 E#6 or 147528 F*9, as applicable

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

With a copy to:

SCHEDULE A - 28

The Bank of New York Insurance Trust Dept. 101 Barclay 8 West New York, NY 10286 Attn.: Bailey Eng Baileyeng@bankofny.com

(3) Address for all other communications and notices:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 41-0991508

SCHEDULE A - 29

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
LEO 2013-1 LLC	Series A: $3,000,000.00	Series A: $3,000,000.00

	Series B: $2,000,000.00	Series B: $2,000,000.00
(1) All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Northern CHGO/Trust

ABA#: 071000152

Credit Wire Account: 5186041000

Account No: LEOC01

Account Name: LEO 2013-1 LLC

Reference: 147528 E#6 or 147528 F*9, as applicable

ATTN: INC/DIV (for interest payments);

Maturities (for final principal payments)

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3) Address for all other communications and notices:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347
Attn: Private Placements Fax: (770) 690-5342

(4) Tax Identification No.: 98-1104822

SCHEDULE A - 30

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
METROPOLITAN LIFE INSURANCE COMPANY	Series A: $6,600,000.00	Series A: $6,600,000.00

	Series B: $2,200,000.00	Series B: $2,200,000.00
1095 Avenue of the Americas New York, New York 10036

(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name: JPMorgan Chase Bank

ABA Routing #:         021-000-021

Account No.: 002-2-410591

Account Name:         Metropolitan Life Insurance Company

Ref: Casey’s General Stores Inc. 3.67% Due 6/17/28 or Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

Metropolitan Life Insurance Company Investments, Private Placements

SCHEDULE A - 31

P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Director Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Chief Counsel-Securities Investments (PRIV) Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

Metropolitan Life Insurance Company Securities Investments, Law Department P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Thomas J. Pasuit, Esq.

(4) Taxpayer I.D. Number: 13-5581829

(5) UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

SCHEDULE A - 32

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
METLIFE ALICO LIFE INSURANCE K.K.	Series A: $16,600,000.00	Series A: $16,600,000.00

	Series B: $5,500,000.00	Series B: $5,500,000.00
4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN

(Securities to be registered in the name of MetLife Alico Life Insurance K.K.)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name: Citibank New York

111 Wall Street, New York, New York 10005 (USA)

ABA Routing #:         021000089

Acct No./DDA:           30872002

Acct Name:     METLIFE ALICO PP NON-GGA

Ref:     Casey’s General Stores Inc. 3.67% Due 6/17/28 or Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

SCHEDULE A - 33

Alico Asset Management Corp. (Japan) Administration Department ARCA East 7F, 3-2-1 Kinshi Sumida-ku, Tokyo 130-0013 Japan Attention: Administration Dept. Manager Email: saura@metlife.co.jp

With a copy to:

MetLife Investment Management, LLC Investments, Private Placements P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Director Facsimile: (973) 355-4250

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Investment Management, LLC P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Chief Counsel-Securities Investments (PRIV) Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

MetLife Investment Management, LLC Securities Investments, Law Department P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Thomas J. Pasuit, Esq.

(4) Taxpayer I.D. Numbers: 98-1037269 (USA) and 00661996 (Japan)

(5) UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

SCHEDULE A - 34

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
GENERAL AMERICAN LIFE INSURANCE COMPANY	Series A: $3,300,000.00	Series A: $3,300,000.00

	Series B: $1,100,000.00	Series B: $1,100,000.00
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036

(Securities to be registered in the name of General American Life Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:     JPMorgan Chase Bank

ABA Routing #:         021-000-021

Account No.:   323-8-90946

Account Name:         General American Life Insurance Company

Ref:     Casey’s General Stores Inc. 3.67% Due 6/17/28 or Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

SCHEDULE A - 35

GENERAL AMERICAN LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

GENERAL AMERICAN LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

GENERAL AMERICAN LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Thomas J. Pasuit, Inc,

(4) Taxpayer I.D. Number: 43-0285930

(5) UK Passport Treaty Number (if applicable): 13/G/63177/DTTP

SCHEDULE A - 36

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
METLIFE INVESTORS USA INSURANCE COMPANY	Series A: $3,300,000.00	Series A: $3,300,000.00

	Series B: $1,100,000.00	Series B: $1,100,000.00
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036

(Securities to be registered in the name of MetLife Investors USA Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:     JPMorgan Chase Bank

ABA Routing #:         021-000-021

Account No.:     002-2-431530

Account Name:         MetLife Investors USA Insurance Company

Ref:     Casey’s General Stores Inc. 3.67% Due 6/17/28 or Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications: MetLife Investors USA Insurance Company

SCHEDULE A - 37

c/o Metropolitan Life Insurance Company Investments, Private Placements P.O. Box 1902 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: Director Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Thomas J. Pasuit, Esq.

(4) Taxpayer I.D. Number: 54-0696644

(5) UK Passport Treaty Number (if applicable): 13/M/271420/DTTP

SCHEDULE A - 38

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
METROPOLITAN TOWER LIFE INSURANCE COMPANY	Series A: $3,300,000.00	Series A: $3,300,000.00

	Series B: $1,100,000.00	Series B: $1,100,000.00
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036

(Securities to be registered in the name of Metropolitan Tower Life Insurance Company)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:     JPMorgan Chase Bank

ABA Routing #:         021-000-021

Account No.:         002-2-403778

Account Name: Metropolitan Tower Life Insurance Company

Ref:         Casey’s General Stores Inc. 3.67% Due 6/17/28 or Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

SCHEDULE A - 39

METROPOLITAN TOWER LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Investments, Private Placements

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

METROPOLITAN TOWER LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments

(PRIV) Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

METROPOLITAN TOWER LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Thomas J. Pasuit, Esq.

(4) Taxpayer I.D. Number: 13-3114906

(5) UK Passport Treaty Number (if applicable): 13/M/298329/DTTP

SCHEDULE A - 40

	Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
UNION FIDELITY LIFE INSURANCE COMPANY	Series A: $4,400,000.00	Series A: $4,400,000.00

	Series B: $1,500,000.00	Series B: $1,500,000.00
C/O Jane Kipper 5700 Broadmoor, Suite 1000 Mission, KS 66202

(Securities to be registered in the name of Hare & Co.)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:          Bank of New York Mellon

ABA Routing #:   021000018

Account No.:        GLA 111565

For Further Credit to TAS No. 127036

Account Name: Union Fidelity Life Insurance Company

Ref: FRFCLSS PP– Casey’s General Stores Inc. 3.67% Due 6/17/28 or FRFCLSS PP– Casey’s General Stores Inc. 3.75% Due 12/17/28, as applicable with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

SCHEDULE A - 41

Union Fidelity Life Insurance Company

c/o MetLife Investment Management, LLC

Investments, Private Placements

P.O. Box 1902, 10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Union Fidelity Life Insurance Company

c/o MetLife Investment Management, LLC

P.O. Box 1902, 10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

(3) Original notes delivered to:

Bank of New York Mellon 1 Wall Street, 3rd Floor Window A New York, NY 10286 Attention: Anthony Saviano 212-635-6764

With COPIES OF THE NOTES emailed to tpasuit@metlife.com

(4) Taxpayer I.D. Number: 310252460

SCHEDULE A - 42

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Disposition” means the sale, lease, conveyance, disposition or other transfer of any assets other than those:

(a) from a Subsidiary to the Company or a Wholly Owned Subsidiary;

(b) from the Company to a Wholly Owned Subsidiary; and

(c) made in the ordinary course of business, including sales of obsolete assets or inventory held for sale.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” is defined in Section 8.7(g).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closings” is defined in Section 3.

SCHEDULE B - 1

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Casey’s General Stores, Inc., an Iowa corporation or any successor that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in calculating Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) all provisions for federal, state and other income taxes, (iii) depreciation and amortization expense, including amortization of goodwill and other intangible assets, and (iv) non-cash stock option expense, in each case determined on a consolidated basis in accordance with GAAP. If, during the period for which Consolidated EBITDA is being calculated, the Company or any Subsidiary has acquired one or more Persons (or the assets thereof), or made any Disposition, in any transaction or group of related transactions, which acquisition or Disposition, as the case may be, the Company is required to disclose in the Company’s financial statements pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Consolidated EBITDA shall be calculated on a pro forma basis as if the transaction or transactions had occurred on the first day of such period.

“Consolidated EBITR” means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in calculating Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) all provisions for federal, state and other income taxes, and (iii) Consolidated Rental Expense, in each case determined on a consolidated basis in accordance with GAAP. If, during the period for which Consolidated EBITR is being calculated, the Company or any Subsidiary has acquired one or more Persons (or the assets thereof), or made any Disposition, in any transaction or group of related transactions, which acquisition or Disposition, as the case may be, the Company is required to disclose in the Company’s financial statements pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Consolidated EBITR shall be calculated on a pro forma basis as if the transaction or transactions had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) any extraordinary, unusual or nonrecurring gain or loss (net of any tax effect) or any gain or loss from discontinued operations and (b) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.

SCHEDULE B - 2

“Consolidated Net Worth” means, as of any date, the consolidated shareholders’ equity of the Company and its Subsidiaries as of such date determined in accordance with GAAP.

“Consolidated Rental Expense” means , for any period, the aggregate amounts payable by the Company and its Subsidiaries under leases (other than Capital Leases for such period), determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date, all Indebtedness of the Company and its Subsidiaries as of such date, including current maturities of such obligations, determined on a consolidated basis in accordance with GAAP.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in Chicago, Illinois as its “base” or “prime” rate.

“Disposition” means an Asset Disposition of all or substantially all of the assets of any Subsidiary, or any business group, division or unit of the Company or any Subsidiary, or the sale, conveyance, disposition or other transfer of any capital stock of any Subsidiary to any Person other than the Company or another Subsidiary.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

SCHEDULE B - 3

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“First Closing” is defined in Section 3.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

SCHEDULE B - 4

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” is defined in Section 9.7.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Incumbent Directors” is defined in Section 8.7(g).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

SCHEDULE B - 5

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Indemnified Person” is defined in Section 15.1(b).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Notes or any Guaranty Agreement.

“Maturity Date” means, with respect to the Series A Notes, June 15, 2028, and, with respect to the Series B Notes, December 18, 2028.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

SCHEDULE B - 6

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Primary Credit Facility” shall mean any credit agreement, note purchase agreement, indenture or any other term loan or working capital facility of the Company, and any successor or replacement thereof having an aggregate principal amount of Indebtedness, or commitments therefor, of $25,000,000 or greater.

“Priority Debt” means, as of any date, the sum (without duplication) of (i) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.4(a) through (h), and (ii) outstanding unsecured Indebtedness of Subsidiaries not otherwise permitted by Sections 10.3(a) through (c).

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Proceeding” is defined in Section 15.1(b).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(b).

“PTE” is defined in Section 6.2(a).

SCHEDULE B - 7

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, (i) prior to the date of the Second Closing, (A) the Purchasers of the Series B Notes and (B) the holders of a majority in principal amount of the Series A Notes at the time outstanding (exclusive of Series A Notes then owed by the Company or any of its Affiliates) and (ii) on or after the date of the Second Closing, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Closing” is defined in Section 3.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of the Company.

“Solvent” shall mean, with respect to any Person at any time, that at such time (i) the sum of the debts and liabilities (including, without limitation, contingent liabilities of such Person) is not greater than all of the assets of such Person at a fair valuation, (ii) the present fair salable value of the assets of such Person (including goodwill) is not less than the amount that

SCHEDULE B - 8

will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person has not incurred debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person’s property constitutes or would constitute unreasonably small capital, and (v) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could reasonably be expected to render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any law, rule or regulation that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors’ rights, fraudulent conveyance or fraudulent transfers or preferences.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. Notwithstanding the foregoing, “Subsidiary” shall not be deemed to include First Heartland Captive Insurance Company.

“Subsidiary Guarantor” shall mean any Subsidiary of the Company which has executed and delivered a Guaranty Agreement, so long as such Subsidiary has not been released from its obligations under its respective Guaranty Agreement pursuant to the terms of Section 9.7.

“Surviving Person” is defined in Section 8.7(g).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

SCHEDULE B - 9

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.

“Ultimate Parent” is defined in Section 8.7(g).

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly Owned Subsidiary” means, at any time, any Subsidiary, all of the equity interests (except directors’ qualifying shares) and voting `interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.

SCHEDULE B - 10

SCHEDULE 5.3

Disclosure Materials

Annual Report on Form 10-K for year ended April 30, 2012.

Current report on Form 8-K filed with the SEC on July 16, 2012

Form DEF 14A filed with the SEC on August 3, 2012

Annual Report to Shareholders (ARS) filed with the SEC on August 6, 2012

Current report on Form 8-K filed with the SEC on August 15, 2012

Current report on Form 8-K filed with the SEC on September 10, 2012

Quarterly Report on Form 10-Q filed with the SEC on September 10, 2012

Current report on Form 8-K filed with the SEC on September 11, 2012

Current report on Form 8-K filed with the SEC on September 17, 2012

Current report on Form 8-K filed with the SEC on October 15, 2012

Current report on Form 8-K filed with the SEC on November 15, 2012

Current report on Form 8-K filed with the SEC on December 10, 2012

Quarterly Report on Form 10-Q filed with the SEC on December 10, 2012

Current report on Form 8-K filed with the SEC on December 11, 2012

Current report on Form 8-K filed with the SEC on December 19, 2012

Current report on Form 8-K filed with the SEC on January 15, 2013

Current report on Form 8-K filed with the SEC on February 12, 2013

Current report on Form 8-K filed with the SEC on February 14, 2013

Current report on Form 8-K filed with the SEC on March 11, 2013

Quarterly Report on Form 10-Q filed with the SEC on March 11, 2013

Current report on Form 8-K filed with the SEC on March 12, 2013

Current report on Form 8-K filed with the SEC on April 15, 2013

Current report on Form 8-K filed with the SEC on May 15, 2013

Current report on Form 8-K filed with the SEC on June 13, 2013

Current report on Form 8-K filed with the SEC on June 14, 2013

SCHEDULE 5.3 - 1

SCHEDULE 5.4

Organization and Ownership of Shares of Subsidiaries; Affiliates

		Percentage of Voting
	Jurisdiction of	Stock Owned by the
Name of Subsidiary	Incorporation	Company
Casey’s Services Company	Iowa	100%
Casey’s Marketing Company	Iowa	100%
Casey’s Retail Company	Iowa	100%
CGS Sales Corp.	Iowa	100%

SCHEDULE 5.4 - 1

SCHEDULE 5.5

Financial Statements

Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

Annual Report on Form 10-K for the fiscal year ended April 30, 2011.

Annual Report on Form 10-K for the fiscal year ended April 30, 2012.

SCHEDULE 5.5 - 1

SCHEDULE 5.8

Litigation

None

SCHEDULE 5.8 - 1

SCHEDULE 5.14

Use of Proceeds

The Company will use the proceeds from the issuance of the Notes for general corporate purposes.

SCHEDULE 5.14 - 1

SCHEDULE 5.15

Existing Indebtedness; Future Liens

The Company is the obligor of all debt listed below. Outstanding balances as of April 30, 2013. See footnote for obligees and collateral.

Capitalized lease obligations (1)	$9,890,597
Senior Notes 5.72% (2)	90,000,000
Senior Notes 5.22% (2)	569,000,000

$668,890,597

(1)	Obligees – Delage Landen, Key Equipment Finance, Konica Minolta Premier, Sondra Boniface, Provest Company, RCP Group, Chipokas, LLC, MAV Holdings, Rosenberg Trust, RBL Management Corp.

Collateral – Various Print Shop and IT equipment, as well as 5 stores and one additional lot.

(2)	Obligees – Various institutional investors Collateral – Unsecured

SCHEDULE 5.15 - 1

SCHEDULE 5.18

Environmental Matters – Certain Products of the Company and its Subsidiaries

The business operations of the Company and its Subsidiaries entail the operation of convenience stores, including the sale of gasoline, in 14 Midwestern states. Such business operations include the sale, storage, transportation and use of petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies, and other miscellaneous automotive products, some of which may or do contain Hazardous Materials as defined herein. In the ordinary course of the business operations of the Company and its Subsidiaries, quantities of such petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies and other automotive products are stored on the premises of their stores and distribution center facilities.

SCHEDULE 5.18 - 1

SCHEDULE 10.3

Indebtedness of Subsidiaries

None.

SCHEDULE 10.3 - 1

SCHEDULE 10.4

Liens

None.

SCHEDULE 10.4 - 1

EXHIBIT 1(a)

[FORM OF SERIES A NOTE]

CASEY’S GENERAL STORES, INC.

3.67% SENIOR NOTE, SERIES A,

DUE JUNE 15, 2028

No. RA-[ ]	[Date]
$[ ]	PPN: 147528 E#6

FOR VALUE RECEIVED, the undersigned, CASEY’S GENERAL STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on June 15, 2028 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.67% per annum from the date hereof, payable semiannually, on the December 17 and June 17 in each year, commencing with the December 17 or June 17 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.67% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in Chicago or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 17, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(a) - 1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CASEY’S GENERAL STORES, INC.

By:
Name: Robert J. Myers
Title: President and Chief Executive Officer

Attest:

By:
Name: Brian J. Johnson
Title: Vice President – Finance and Corporate Secretary

EXHIBIT 1(a) - 2

EXHIBIT 1(b)

[FORM OF SERIES B NOTE]

CASEY’S GENERAL STORES, INC.

3.75% SENIOR NOTE, SERIES B,

DUE DECEMBER 18, 2028

No. RB-[ ]	[Date]

$[ ]	PPN: 147528 F*9

FOR VALUE RECEIVED, the undersigned, CASEY’S GENERAL STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on December 18, 2028 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.75% per annum from the date hereof, payable semiannually, on the December 17 and June 17 in each year, commencing with the December 17 or June 17 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.75% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in Chicago or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 17, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(b) - 1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CASEY’S GENERAL STORES, INC.

By:
Name: Robert J. Myers
Title: President and Chief Executive Officer

Attest:

By:
Name: Brian J. Johnson
Title: Vice President – Finance and Corporate Secretary

EXHIBIT 1(b) - 2

EXHIBIT 4.4(a)

FORM OF OPINION OF COUNSEL

FOR THE COMPANY

The opinion of Ahlers & Cooney P.C., counsel for the Company, shall be to the effect that:

1. The Company and each Subsidiary is a corporation duly incorporated and validly existing in good standing under the laws of the State of Iowa, and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Agreement and the Notes and to issue and sell the Notes.

2. The Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed would not have a Material Adverse Effect.

3. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and, subject to the assumption set forth below, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application, now or hereafter in effect, relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

4. Based upon the representations set forth in the Agreement and the representations of JP Morgan Securities Inc. in its capacity as placement agent for the Company with respect to the Notes, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

5. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Agreement and the Notes or the offering, issuance and sale by the Company of the Notes.

6. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on the property of the Company pursuant to, the provisions of (i) the Restated Articles or Restated By-laws of the Company, (ii) any loan agreement or evidence of Indebtedness known to us to which the Company is a party, or other Material agreement or instrument known to us to which the Company is a party or by which it or its property is bound or may be affected, (iii) any Iowa or federal law (including usury laws) or regulation applicable to the Company, or (iv) to our knowledge, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

EXHIBIT 4.4(a) - 1

7. To our knowledge, there are no actions, suits or proceedings pending or threatened by means of a written communication against, or affecting the Company, at law or in equity or before or by any Governmental Authority, which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

8. The Company is not: (i) a “public utility” as defined in the Federal Power Act, as amended, or (ii) an “investment company” or “an affiliated person” thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

9. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The opinion of Ahlers & Cooney P.C. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. For purposes of the opinion regarding enforceability, Ahlers & Cooney P.C. may assume that Illinois law is in all respects identical to Iowa law. With respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the State of Iowa, Ahlers & Cooney P.C. may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable. The opinion of Ahlers & Cooney P.C. may state that such opinion is delivered to its recipients solely for their benefit and may not be furnished to, quoted or relied upon by any other person other than counsel to such recipients and any successors or assigns of such recipients’ interests in the Notes; provided, however, that the opinion may be disclosed (i) to such recipients’ agents and employees as necessary, (ii) in connection with the enforcement of obligations of the Company under the Notes and the Agreement, (iii) in response to a subpoena or other legal process, (iv) as otherwise required by applicable law or regulations or (v) in connection with the sale or transfer of the Notes.

EXHIBIT 4.4(a) - 2

EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

The opinion of Schiff Hardin LLP, special counsel to the Purchasers, shall be to the effect that:

1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Iowa, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the certificate of incorporation or by-laws of the Company.

5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Agreement or the Notes.

Schiff Hardin LLP may rely, as to matters of Iowa law and as to the corporate power and authority of the Company and the due authorization, execution and delivery by the Company of the Agreement and the Notes upon the opinion of Ahlers & Cooney P.C. The opinion of Schiff Hardin shall state that the opinion of Ahlers & Cooney P.C. is satisfactory in form and scope to Schiff Hardin LLP, and, in its opinion, the Purchasers are justified in relying thereon. Such opinion shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

EXHIBIT 4.4(b) - 1

EXHIBIT 9.7

FORM OF GUARANTY AGREEMENT

(see attached)

EXHIBIT 9.7 - 1

[FORM OF GUARANTY AGREEMENT]

GUARANTY AGREEMENT

Dated as of [             , 20    ]

of

[Name of GUARANTOR]

EXHIBIT 9.7 - 2

EXHIBIT 9.7 - 3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of [             , 20    ] (this “Guaranty Agreement”), is made by [            ], a [            ] (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. Casey’s General Store, Inc., an Iowa corporation (the “Company”), has entered into a Note Purchase Agreement dated as of June 17, 2013 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II. The Company has authorized the issuance, pursuant to the Note Agreement, of 3.67% Senior Notes, Series A, due June 15, 2028 in the aggregate principal amount of $150,000,000 (the “Series A Notes”) and 3.75% Senior Notes, Series B, due December 18, 2028 in the aggregate principal amount of $50,000,000 (the “Series B Notes”, and together with the Series A Notes, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III. Pursuant to the Note Agreement, the Guarantor is required to execute and deliver this Guaranty Agreement.

IV. The Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The [Board of Directors] of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor.

NOW THEREFORE, in order to comply with the terms of the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1. GUARANTY.

The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in

EXHIBIT 9.7 - 4

such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and the Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to the Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of the Guarantor or any holder and shall be deemed to have been automatically consented to by the Guarantor and each holder. The Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of the Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to the Guarantor, the lesser

EXHIBIT 9.7 - 5

of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render the Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2. OBLIGATIONS ABSOLUTE.

Unless the Guarantor has been released from this Guaranty Agreement pursuant to the Note Agreement, the obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3. WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of

EXHIBIT 9.7 - 6

law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

SECTION 4. OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

EXHIBIT 9.7 - 7

SECTION 5. SUBROGATION AND SUBORDINATION.

(a) The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) The Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

(c) If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

(d) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

SECTION 6. REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

EXHIBIT 9.7 - 8

SECTION 7. RANK OF GUARANTY.

The Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing; it being agreed that the presence or absence of security or collateral for an obligation shall not affect its ranking.

SECTION 8. ADDITIONAL COVENANTS OF THE GUARANTOR.

So long as any Notes are outstanding or the Note Agreement shall remain in effect, the Guarantor agrees that, unless the Required Holders otherwise consent in writing, to the extent applicable to it, it shall comply with all of the covenants in Section 9 and 10 of the Note Agreement.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to each holder as follows:

SECTION 9.1. ORGANIZATION; POWER AND AUTHORITY. The Guarantor is a [            ], duly organized, validly existing and in good standing under the laws of its jurisdiction of [            ], and is duly qualified as a foreign [            ]and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the [            ] power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

SECTION 9.2. AUTHORIZATION, ETC. This Guaranty Agreement has been duly authorized by all necessary [            ]action on the part of the Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 9.3. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or

EXHIBIT 9.7 - 9

any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

SECTION 9.4. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement.

SECTION 9.5. INFORMATION REGARDING THE COMPANY. The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. The Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

SECTION 9.6. SOLVENCY. Upon the execution and delivery hereof, the Guarantor will be Solvent.

SECTION 10. TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as this Guaranty Agreement is released in accordance with the Note Agreement or, if earlier, such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash. This Guaranty Agreement shall be subject to reinstatement pursuant to Section 6.

EXHIBIT 9.7 - 10

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of the Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 12. AMENDMENT AND WAIVER.

SECTION 12.1. REQUIREMENTS. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

SECTION 12.2. SOLICITATION OF HOLDERS OF NOTES.

(a) Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

EXHIBIT 9.7 - 11

SECTION 12.3. BINDING EFFECT. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

SECTION 12.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 13. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to the Guarantor, to c/o the Company at its address set forth in the Note Agreement, or such other address as the Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantor in writing.

SECTION 14. MISCELLANEOUS.

SECTION 14.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

SECTION 14.2. SEVERABILITY. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

EXHIBIT 9.7 - 12

SECTION 14.3. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

SECTION 14.4. FURTHER ASSURANCES. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

SECTION 14.5. GOVERNING LAW. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SECTION 14.6. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the city of Chicago, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

EXHIBIT 9.7 - 13

(b) The Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

EXHIBIT 9.7 - 14